SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2006

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

On November 30, 2006, Stephen J. Hemsley became Chief Executive Officer of UnitedHealth Group Incorporated (the “Company”), succeeding William W. McGuire, M.D., who ceased employment with the Company. The Company has not entered into any agreement with Dr. McGuire with respect to his departure.

On November 29, 2006, the United States District Court for the District of Minnesota entered an order (the “Order”) granting a joint motion for temporary injunctive relief made by plaintiffs and Dr. McGuire, a defendant, in the matters entitled “In Re UnitedHealth Group Incorporated Shareholder Derivative Litigation” and “In re UnitedHealth Group Incorporated PSLRA Litigation.” The Order was based on findings, among other things, that Dr. McGuire’s employment with the Company would terminate on November 30, 2006 and that there had been a showing that all parties to the matters would benefit from the requested relief.

Pursuant to the Order, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference, until 30 days after a final decision, as to Dr. McGuire, by the Special Litigation Committee established by the Board of Directors of the Company on June 26, 2006 (the “SLC decision”):

•	Dr. McGuire is preliminarily enjoined from exercising any Company stock options without Court approval;

•	The Company and Dr. McGuire are preliminarily enjoined from taking any further action pursuant to or having any effect on Dr. McGuire’s Employment Agreement effective October 13, 1999, any amendments thereto, any agreements entered into pursuant to either of the foregoing, or any stock option agreements, and any amendments thereto, made by and between the Company and Dr. McGuire (collectively, the “Agreements”), and while the preliminary injunction is in effect no payments shall be made to Dr. McGuire under the Agreements, including any payments under the Supplemental Employee Retirement Plan, except for unpaid wages earned through November 30, 2006, accrued vacation, benefits and sick pay, and all unreimbursed business expenses;

•	The running of any time periods (including any time to exercise any stock options) under the Agreements is tolled; and

•	No arbitration pursuant to the Employment Agreement will be commenced.

The disclosure in this Item 5.02 amends the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 16, 2006 and November 7, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Court Order dated November 29, 2006 issued by the United States District Court for the District of Minnesota relating to the matters entitled “In Re UnitedHealth Group Incorporated Shareholder Derivative Litigation” and “In re UnitedHealth Group Incorporated PSLRA Litigation”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Court Order dated November 29, 2006 issued by the United States District Court for the District of Minnesota relating to the matters entitled “In Re UnitedHealth Group Incorporated Shareholder Derivative Litigation” and “In re UnitedHealth Group Incorporated PSLRA Litigation”